Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Roma Green Finance Limited

(Exact Name of Registrant as Specified in its Charter)

…………………………………………………

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Fees to be Paid	Equity	Ordinary shares, par value $0.001 per share	457(o)	4,096,925	(1)	$5.00	$20,484,625	$110.20 per $1,000,000	$2,257.41
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts						$20,484,625
	Total Fees Previously Paid								0
	Total Fee Offsets								0
	Net Fee Due								$2,257.41

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.